UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary proxy statement

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☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant under Rule 14a-12

ELFUN DIVERSIFIED FUND

(Name of Registrant as Specified in its Charter)

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Proxy FACT SHEET	IMPORTANT DATES
Record Date: March 3rd
Meeting Date: April 16th
Special Meeting of UNITHOLDERS of the:	Mail Date: March 7th

ELFUN DIVERSIFIED FUND
Meeting Time: 3 p.m. Eastern Time

Location: Sheraton Stamford Hotel
2701 Summer Street
CUSIP: 28627D105	Stamford, Connecticut 06905

FUND’S CONTACT INFO	OTHER INFO

800-242-0134	Inbound Line: 866-751-6308
http://www.gefunds.com/elfun/
***This document for TAG internal use only***

Please note that the proxy refers to investors in the Fund as “unitholders.” Technically, this is the correct term, and the following Q&A uses this term, even though our practice may often be to refer to them as “shareholders” or “investors.” These terms may be substituted for unitholders if necessary for simplicity.

Why is a shareholder meeting being held?

The purpose of the meeting is to consider a number of proposals pertaining to the operation of the Fund, including the approval of:

(1) the amendment and reclassification of the Fund’s fundamental investment policy restricting the percentage of assets that may be invested in foreign securities,

(2) the amendment and/or reclassification of certain other fundamental investment policies of the Fund, and

(3) the use of a “manager of managers” arrangement whereby GE Asset Management Incorporated, the investment adviser to the Fund, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining unitholder approval.

Proposal Language:

1. To approve the amendment and reclassification of the Fund’s fundamental investment policy restricting the percentage of assets that may be invested in foreign securities from 20% of the Fund’s total assets to 35% of the Fund’s net assets.

2. To approve the amendment and/or reclassification of each of the following fundamental investment policies of the Fund:

A.	To amend the Fund’s investment policies on senior securities.

B.	To amend the Fund’s investment policy on real estate investments.

C.	To amend the Fund’s investment policy on making loans.

D.	To amend the Fund’s investment policy on borrowing.

E.	To amend the Fund’s investment policy on diversification.

F.	To amend the Fund’s investment policy on commodities.

G.	To amend and reclassify the Fund’s investment policy on illiquid and restricted securities.

H.	To reclassify the Fund’s investment policy on investments in other investment companies.

3. To approve the use of a “manager of managers” arrangement whereby GE Asset Management Incorporated, the investment adviser to the Fund, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining unitholder approval.

Who is asking for my vote?

The Board of Trustees of the Elfun Diversified Fund. The Board of Trustees has concluded that these proposals are in the best interest of the unitholders invested in the Fund.

The Board of Trustees unanimously recommends that you vote in favor of each of the proposals.

What are the items that I am being asked to vote on?

As detailed in the proxy materials that you received, you are being asked to consider and vote on three proposals pertaining to the operation of the Fund, including:

•	The amendment and reclassification of the Fund’s fundamental investment policy restricting the percentage of assets that may be invested in foreign securities,

•	The amendment and/or reclassification of certain other fundamental investment policies of the Fund, and

•

The use of a “manager of managers” arrangement whereby GE Asset Management (“GEAM”), the investment adviser to the Fund, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without seeking unitholder approval for each such replacement.

Why is GEAM proposing these changes?

These changes are being proposed for a number of reasons, including to provide the Fund with greater investment flexibility, greater diversification, the possibility for more competitive returns, and a modernization of Fund policies to bring them more in line with industry standards. [see below for more details on the reason for each proposal]

What are the benefits to me?

There are a number of benefits to unitholders of the Fund. Among other things, the greater investment flexibility provided to GEAM by these changes may potentially result in enhanced Fund performance and enable the Fund to better compete with other diversified funds in its peer group.

In addition, many of the proposed changes will enable GEAM and the Fund Board to take appropriate and timely action to take advantage of the Fund’s greater investment flexibility without the expense and delay associated with a unitholder meeting. Such expenses have historically been borne by the Fund, and the reduction of these expenses going forward could positively impact Fund performance. [see below for more details on the reason for each proposal]

Will these changes affect the Fund’s investment objective?

These changes will not in any way affect the Fund’s investment objective and investment strategies. Additionally, this should not result in a substantial change in the manner in which the Fund is currently being managed.

Are there risks associated with these changes? Should I be concerned?

While it is possible that some of these changes may result in a change to the Fund’s risk profile, GEAM and the Fund Board believe that all changes are prudent and in the best interest of the Fund’s unitholders in light of the Fund’s investment objective.

These changes will not in any way affect the Fund’s investment objective and investment strategies. Additionally, they should not result in a substantial change in the manner in which the Fund is currently being managed.

Keep in mind that GEAM believes that these types of changes are not unusual; in fact, they would bring the Fund’s investment profile and flexibility more in line with other funds in the market.

In addition, while these changes may give GEAM additional options with respect to the investments in the Fund, such changes will not necessarily occur immediately. The changes are meant to give GEAM greater flexibility should market conditions change in the future, or should certain new security types previously unavailable to the Fund offer significant investment opportunities.

Please see the proxy statement for additional details on the potential risks associated with these changes.

Proposal 1 Q&A

What is the proposed amendment to the Fund’s restriction on investing in foreign securities in Proposal 1?

Currently, the Fund is subject to a fundamental investment policy restricting the percentage of the Fund’s total assets that may be invested in foreign securities to no more than 20%. It is proposed that the current fundamental investment policy be revised to increase the amount of assets that may be invested in foreign securities to 35% of the Fund’s net assets.

Why are you proposing to amend the Fund’s investment restriction on foreign securities?

There are a number of reasons for this proposal and associated benefits for unitholders of the Fund. First and foremost, it will provide the Fund with greater investment flexibility to pursue its investment objective.

Second, GEAM believes it is important for the Fund to have the ability to make more of its investments outside the U.S. and take advantage of investment opportunities presented by a world that has become increasingly more global. Now more than ever, global investments are key to an investor’s portfolio given that:

•	Markets outside the U.S. have matured over the years, with better transparency and liquidity,

•	Foreign companies have also improved the quality of management, corporate governance and financial strength,

•	While the U.S. remains a key part of the global economy, growth is increasingly being driven by overseas developing economies such as China and India, and

•	Other important reasons as detailed in the proxy statement.

The ability to invest a greater percentage of the Fund’s assets in foreign securities may provide enhanced investment opportunities and increased diversification to the Fund by giving it the ability to add securities from various foreign countries. This amendment would also provide the Fund with the flexibility to respond to adverse domestic market developments in the future.

In addition, we believe that the ability to invest a greater percentage of the Fund’s assets in foreign securities may potentially result in enhanced Fund performance.

Finally, given that many other diversified funds offered to investors by other fund companies do not restrict foreign investments as substantially as the Elfun Diversified Fund, we believe this change will enable the Fund to better compete with other diversified funds in its peer group.

Will this change affect the Fund’s investment objective or asset allocation?

No, this change will not in any way affect the Fund’s investment objective and investment strategies. Additionally, this should not result in a substantial change in the manner in which the Fund is currently being managed.

With this change, the Fund’s investment objective would remain the same: to achieve the highest total return consistent with prudent investment management and the preservation of capital. Over time, the Fund adjusts it weightings among U.S. equity securities, debt securities, foreign securities, and cash based on the relative attractiveness of the asset classes, which means that the Fund’s asset allocation is changing on a periodic basis. No dramatic shifts to the Fund’s asset allocation are anticipated at this time as a result of this change.

What is the difference between total assets and net assets? Why is the change being made from a percentage of one (20% of total assets) to the other (35% of net assets)?

Total assets is the larger figure, representing all assets in the Fund. Net assets represents total assets minus any outstanding fund liability (e.g., payment of expenses). The change from a percentage of total assets to net assets brings the restriction more in line with our other funds, which are based on the smaller, more conservative figure.

Why are you proposing that the Fund’s fundamental policy regarding investment in foreign securities be re-classified as a non-fundamental policy?

The Fund’s investment policies are classified as either “fundamental” or “non-fundamental,” as required under the Investment Company Act of 1940 (“1940 Act”). Investment policies that are deemed fundamental can be changed only by a unitholder vote. Investment policies that are not fundamental may be changed by the Fund Board without unitholder approval.

By reclassifying this fundamental policy, the Board will be able to take appropriate and timely action to amend the new non-fundamental policy without the expense and delay associated with a unitholder meeting, in the event that GEAM determines that greater flexibility in managing the Fund is needed in the future, or if regulatory changes occur in the future.

Keep in mind that if the policy is reclassified as non-fundamental and the Board makes a change to this restriction in the future, you will be notified in writing.

This type of policy is not unusual; in fact, this change would bring the Fund’s restriction on foreign securities more in line with other funds in the market.

Are there risks involved in any aspect of Proposal 1? Should I be concerned?

While it is possible that some of these changes may result in a change to the Fund’s risk profile, GEAM and the Fund Board believe that all changes are prudent and in the best interest of the Fund’s unitholders in light of the Fund’s investment objective.

These changes will not in any way affect the Fund’s investment objective and investment strategies. Additionally, they should not result in a substantial change in the manner in which the Fund is currently being managed.

Keep in mind that GEAM believes that these types of changes are not unusual; in fact, they would bring the Fund’s investment profile and flexibility more in line with other funds in the market.

In addition, while these changes may give GEAM additional options with respect to the investments in the Fund, such changes will not necessarily occur immediately. The changes are meant to give GEAM greater flexibility should market conditions change in the future, or should certain new security types previously unavailable to the Fund offer significant investment opportunities.

Please see the proxy statement for additional details on the potential risks associated with these changes.

Proposal 2 Q&A

What is the reason for the proposed amendments in Proposal 2 related to amending certain fundamental investment policies?

As is the case with the policy restricting the Fund’s percentage of foreign investments, GEAM believes that several existing policies of the Fund should be modified in order to, among other things, provide the Fund with greater investment flexibility to pursue its investment objective and respond to a changing investment environment.

As background, many of these policies date back to the Fund’s formation in 1987; since that time, many of the legal and regulatory requirements applicable to mutual funds have changed. As a result, the Fund remains subject to several fundamental investment policies that are either more restrictive than required by applicable law or no longer required.

These changes are being proposed in order to modernize the Fund’s fundamental investment policies, which would generally allow the Fund to take advantage of changes in the financial markets and new investment vehicles, and operate more efficiently.

What are the proposed amendments in Proposal 2 related to amending certain fundamental investment policies?

The proposed amendments in Proposal 2 related to amending certain fundamental investment policies include changes that address:

•	Investment in real estate, commodities, and illiquid and/or restricted securities,

•	The issuance of senior securities,

•	Making loans,

•	Borrowing, and

•	Diversification

A full description of each change, including associated benefits and any applicable risks, can be found within the proxy statement. In general, these changes are being proposed in order to modernize the Fund’s fundamental investment policies, which would generally allow the Fund to take advantage of changes in the financial markets and new investment vehicles, and operate more efficiently.

In addition, GEAM believes that these types of changes are not unusual; in fact, they would bring the Fund’s investment profile and flexibility more in line with other funds in the market.

What are the proposed amendments in Proposal 2 related to reclassifying fundamental investment policies as non-fundamental?

The Fund’s investment policies are classified as either “fundamental” or “non-fundamental,” as required under the 1940 Act. Investment policies that are deemed fundamental can be changed only by a unitholder vote. Investment policies that are not fundamental may be changed by the Fund Board without unitholder approval.

Proposal 2 requests that unitholders vote on the reclassification of the Fund’s fundamental policies on illiquid and restricted investments (which would also be modified by Proposal 2, as noted above) and investments in other investment companies as non-fundamental.

By reclassifying these fundamental policies, the Board will be able to take appropriate and timely action to amend the new non-fundamental policies without the expense and delay associated with a unitholder meeting, in the event that GEAM determines that greater flexibility in managing the Fund is needed in the future, or if regulatory changes occur in the future.

Keep in mind that if these policies are reclassified as non-fundamental and the Board makes a change to these restrictions, you will be notified in writing.

Will these amendments affect the Fund’s investment objective or asset allocation?

No, these changes will not in any way affect the Fund’s investment objective and investment strategies. Additionally, they should not result in a substantial change in the manner in which the Fund is currently being managed.

With these changes, the Fund’s investment objective would remain the same: to achieve the highest total return consistent with prudent investment management and the preservation of capital. Over time, the Fund adjusts it weightings among U.S. equity securities, debt securities, foreign securities, and cash based on the relative attractiveness of the asset classes, which means that the Fund’s asset allocation is changing on a periodic basis. No dramatic shifts to the Fund’s asset allocation are anticipated at this time as a result of these changes.

Are there risks involved in any aspect of Proposal 2? Should I be concerned?

While it is possible that some of these changes may result in a change to the Fund’s risk profile, GEAM and the Fund Board believe that all changes are prudent and in the best interest of the Fund’s unitholders in light of the Fund’s investment objective.

These changes will not in any way affect the Fund’s investment objective and investment strategies. Additionally, they should not result in a substantial change in the manner in which the Fund is currently being managed.

Keep in mind that GEAM believes that these types of changes are not unusual; in fact, they would bring the fund’s investment profile and flexibility more in line with other funds in the market.

In addition, while these changes may give GEAM additional options with respect to the investments in the Fund, such changes will not necessarily occur immediately. The changes are meant to give GEAM greater flexibility should market conditions change in the future, or should certain new security types previously unavailable to the Fund offer significant investment opportunities.

Please see the proxy statement for additional details on the potential risks associated with each of these changes.

Proposal 3 Q&A

What is the meant by the proposed use of a “manager of managers” arrangement in Proposal 3?

As the investment adviser and administrator of the Fund, GEAM may choose to delegate portfolio management responsibilities for one or more of the Fund’s underlying portfolios to a sub-adviser (i.e., another investment manager).

Currently, no sub-advisers are employed in the management of the Fund and GEAM does not intend to appoint a sub-adviser to the Fund. If, however, GEAM were to delegate portfolio management responsibilities to a sub-adviser(s) at some point in the future (or take other subsequent actions related to such potential sub-advisory relationships), unitholder approval would first be necessary under current requirements.

Because of the expense and delays associated with obtaining shareholder approval of sub-advisers and related sub-advisory agreements, many mutual fund investment advisers have obtained orders from the SEC exempting them and the mutual funds they manage from some of the related requirements. These orders allow the advisers to employ a “manager of managers” arrangement, whereby the advisers may retain sub-advisers without first obtaining shareholder approval.

What is the reason for seeking to use a “manager of managers” arrangement for the Fund?

The “manager of managers” arrangement will enable the Fund to operate with greater efficiency and help it enhance performance by allowing GEAM to employ sub-advisers best suited to the needs of the Fund. It will also allow the Fund to avoid the expense and delays associated with obtaining unitholder approval of sub-advisors and related arrangements.

Will this change affect the Fund’s investment objective or asset allocation?

No, this change will not in any way affect the Fund’s investment objective and investment strategies. Additionally, this should not result in a substantial change in the manner in which the Fund is currently being managed.

With this change, the Fund’s investment objective would remain the same: to achieve the highest total return consistent with prudent investment management and the preservation of capital. Over time, the Fund adjusts it weightings among U.S. equity securities, debt securities, foreign securities, and cash based on the relative attractiveness of the asset classes, which means that the Fund’s asset allocation is changing on a periodic basis. No dramatic shifts to the Fund’s asset allocation are anticipated at this time as a result of this change.

Are there risks involved in any aspect of Proposal 3? Should I be concerned?

Although unitholders would be providing GEAM with the power to select sub-advisers to the Fund in the future without their approval, the Fund Board would oversee any sub-adviser selection process to ensure that the interests of unitholders invested in the Fund are protected.

In addition, this change would not diminish GEAM’s responsibilities to the Fund, including its overall responsibility for the portfolio management services furnished by a sub-adviser.

Finally, if GEAM were to delegate portfolio management responsibilities to a sub-adviser(s) at some point in the future (or take other subsequent actions related to such potential sub-advisory relationships), you will be notified in writing.

This change will not in any way affect the Fund’s investment objective and investment strategies. Additionally, it should not result in a substantial change in the manner in which the Fund is currently being managed.

In addition, while this change may give GEAM additional options with respect to management of the Fund, this change will not necessarily occur immediately.

DETAILS:

For more specific information, refer to the proxy statement.

Will my vote make a difference?

YES! Your vote is important, no matter how many shares you own. The Board of Trustees of the Elfun Diversified Fund recommends that UNITHOLDERS vote IN FAVOR of the proposals.

VOTING METHODS

Registered Shareholders…

By Phone:	Call 1-866-751-6308

By Phone:	(IVR) Call 1-866-628-8868

By Internet:	Go to www.proxyonline.com and follow the instructions found on the website.

Beneficial Shareholders…

By Touchtone:	Call 1-800-690-6903 and follow the simple instructions.

By Internet:	Go to www.proxyvote.com and follow the instructions found on the website.

How many shares of each Fund were outstanding as of the record date?

As of the close of business on March 3, 2008, the record date, the outstanding shares were as follows:

Fund	Number of Shares Outstanding
ELFUN DIVERSIFIED FUND	14,578,818.185